Exhibit 99.1

M  A  C  K  —  C  A  L  I    R  E  A  L  T  Y    C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contacts: Barry Lefkowitz	Virginia Sobol
Executive Vice President	Vice President, Marketing and
and Chief Financial Officer	Public Relations
(908) 272-8000	(908) 272-8000

Scott Tagliarino
Executive Vice President
Rubenstein Associates
(212) 843-8057

MACK-CALI TO ACQUIRE 101 HUDSON STREET IN JERSEY CITY
—Acquisition of Trophy Property to Enhance Strong Presence Along the
Jersey City Waterfront—

Cranford, New Jersey—November 29, 2004—Mack-Cali Realty Corporation (NYSE: CLI) today announced that two of its subsidiaries have entered into a contract to acquire all the interests in 101 Hudson Street, a 1.2 million square-foot class A office tower on the Jersey City waterfront. The 42-story building, which also includes a four-story parking garage, will be purchased for $329 million. The transaction is expected to close in the first quarter 2005.

101 Hudson Street is 97.0% leased to seven tenants, including Merrill Lynch, AIG and Lehman Brothers.

Mitchell E. Hersh, president and chief executive officer of Mack-Cali, commented, “101 Hudson Street is a premier property with an impressive tenant roster and stable occupancy, and we’re especially pleased to acquire this asset at an attractive price.” He added, “With the acquisition of this trophy building, Mack-Cali further enhances its position as the dominant owner of class A office space on the Jersey City waterfront.”

Upon completion of the transaction, Mack-Cali will own over 4.3 million square feet of class A office space along the Jersey City waterfront, representing over 25% of the submarket’s total class A office space. The Company also manages an additional 1.2 million square feet of class A office space in the submarket.

101 Hudson Street offers excellent access to mass transportation—with nearby PATH and ferry service to downtown and midtown Manhattan and Hudson-Bergen Light Rail service to surrounding New Jersey communities—as well as unobstructed views of the Manhattan skyline.

Eastdil Realty Company, L.L.C. is representing the seller in the transaction.

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali currently owns or has interests in 268 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 29.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s Web site at www.mack-cali.com.

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company’s future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company’s principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company’s ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company’s ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company’s filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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